Exhibit 99.3

Unaudited Pro Forma Combined Financial Information

We have derived the following unaudited pro forma condensed combined financial information as of and for the six months ended June 30, 2015, from our unaudited consolidated interim financial statements, which are included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 (“Form 10-Q”) and the unaudited consolidated financial statements of Global HR Research LLC (“Global HR”), which are included as exhibit 99.2 hereto. We have derived the following unaudited pro forma condensed combined financial information for the year ended December 31, 2014 from our audited consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014 (“Form 10-K”), the audited consolidated financial statements of Patriot Care Holdings, Inc. (“PCM”), which are included in our Registration Statement on Form S-1/A, filed with the SEC on January 14, 2015 (“Form S-1/A”), and the audited consolidated financial statements of Global HR, which are included as exhibit 99.1 hereto. Our unaudited interim consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair presentation of the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma combined balance sheet information as of June 30, 2015 gives effect to our acquisition, effective August 21, 2015, of Global HR (the “Global HR Acquisition”), including borrowings under our senior secured credit facility and the issuance of shares of our common stock in connection therewith, as if it had been completed as of June 30, 2015.

The unaudited pro forma condensed combined statement of operations information for the six months ended of June 30, 2015 and for the year ended December 31, 2014 give effect to:

•	the additional statement of operations impact of the financing we incurred in connection with our acquisition, effective August 6, 2014, of contracts to provide marketing, underwriting and policyholder services and related assets and liabilities from a subsidiary of Guarantee Insurance Group (the “GUI Acquisition”), including the issuance of additional warrants to the lenders;

•	our acquisition, effective August 6, 2014, of PCM, which provides nurse case management and bill review services (the “Patriot Care Management Acquisition”), including debt financing and the issuance of shares of our common stock in connection therewith;

•	our initial public offering, borrowings under our senior secured credit facility and the application of a portion of the net proceeds therefrom to repay outstanding indebtedness; and

•	the Global HR Acquisition, including borrowings under our senior secured credit facility and the issuance of shares of our common stock in connection therewith;

as if all such events had been completed as of January 1, 2014.

The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the GUI Acquisition, the Patriot Care Management Acquisition and the Global HR Acquisition occurred on the dates assumed or had we, PCM and Global HR Research LLC been a combined company during the specified periods. Certain reclassification adjustments have been made in the presentation of the PCM and Global HR historical amounts to conform their respective financial statement basis of presentation to that followed by us. The unaudited pro forma adjustments are based upon available information and certain estimates and assumptions that we believe are reasonable under the circumstances. In addition, the unaudited pro forma condensed combined financial data is not necessarily indicative of our future financial condition or results of operations.

The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, our historical consolidated and combined financial statements contained in our Form 10-K and Form 10-Q, PCM’s historical consolidated financial statements contained in our Form S-1/A, and Global HR’s historical financial statements included in Exhibits 99.1 and 99.2 hereto.

Unaudited Pro Forma Condensed Combined Balance Sheet

Patriot National, Inc.

June 30, 2015

In thousands	Patriot National, Inc. Consolidated	Global HR Research, LLC	Adjustments Attributable to Global HR Acquisition		Pro Forma Patriot National, Inc. Combined
Assets
Current Assets
Cash	$9,893	$—	$845	(1)	$10,738
Equity and fixed income security investments	3,293	—	—		3,293

Total cash and investments	13,186	—	845		14,031
Restricted cash	15,149	—	—		15,149
Fee income receivable	8,171	873	—		9,044
Fee income receivable from related party	16,603	—	—		16,603
Income taxes receivable	4,168	—	—		4,168
Other current assets	1,616	429	(429	)(2)	1,616

Total current assets	58,893	1,302	416		60,611
Fixed assets, net of depreciation	2,319	153	—		2,472
Deferred loan fees	1,111	—	1,295	(3)	2,406
Goodwill	85,766	164	29,330	(4)	115,260
Intangible assets	67,084	—	11,939	(4)	79,023
Other long term assets	10,379	1,405	—		11,784

Total Assets	$225,552	$3,024	$42,980		$271,556

Liabilities and Equity (Deficit)
Liabilities
Deferred claims administration services income	$10,095	$—	$—		$10,095
Net advanced claims reimbursements	10,393	—	—		10,393
Bank overdrafts	—	240	(240	)(1)	—
Net payable to related party	20	—	—		20
Current earn-out payable, net	5,668	—	(165	)(5)	5,503
Accounts payable, accrued expenses and other liabilities	35,588	2,486	9,708	(1)(7)	47,782
Revolver borrowings outstanding	25,582	—	(23,500	)(1)	2,082
Current portion of notes payable	3,000	918	(918	)(6)	3,000
Current portion of capital lease obligation	2,377	—	—		2,377

Total current liabilities	92,723	3,644	(15,115)		81,252
Earn-out payable	1,827	—	—		1,827
Notes payable	56,250	—	50,000	(1)	106,250
Capital lease obligation	1,222	—	—		1,222

Total liabilities	152,022	3,644	34,885		190,551

Equity (Deficit)
Preferred stock, $.001 par value; 100,000 shares authorized, no shares issued and outstanding	—	—	—		—
Common stock, $.001 par value; 1,000,000 shares authorized, 26,390 shares issued and outstanding	21	—	1	(7)	22
Additional paid in capital	105,528	108	8,094	(7)	113,730
Accumulated deficit	(31,726)	(728)	—		(32,454)

Total Patriot National, Inc. Stockholders’ Equity (Deficit)	73,823	(620)	8,095		81,298
Less non-controlling interest	(293)	—	—		(293)

Total Equity (Deficit)	73,530	(620)	8,095		81,005

Total Liabilities and Equity (Deficit)	$225,552	$3,024	$42,980		$271,556

Pro Forma Condensed Combined Statement of Operations

Patriot National, Inc.

For the Year Ended December 31, 2014

In thousands, except per share amounts	Patriot National Consolidated	Adjustments Attributable to Financing of GUI Acquisition		PCM	Adjustments Attributable to Patriot Care Management Acquisition		Global HR Research, LLC	Adjustments Attributable to Global HR Research, LLC Acquisition		Adjustments Attributable to Financing Transactions		Pro Forma Patriot National, Inc. Combined
		(Unaudited)		(Unaudited)	(Unaudited)			(Unaudited)		(Unaudited)		(Unaudited)
Revenues
Fee income	$55,848	$—		$24,108	$(8,079	)(9)	$9,681	$(17	)(14)	$—		$81,541
Fee income from related party	46,882	—		—	8,079	(9)	—	—		—		54,961

Total fee income and fee income from related party	102,730	—		24,108	—		9,681	(17)		—		136,502
Net investment income	496	—		—	—		13	—		—		509
Net realized gains (losses) on investments	14,038	—		—	—		—	—		—		14,038

Total Revenues	117,264	—		24,108	—		9,694	(17)		—		151,049

Expenses
Salaries and related expenses	32,420	—		4,625	—		1,094	(362	)(15)	—		37,777
Commission expense	16,939	—		—	—		88	—		—		17,027
Management fees to related party for administrative support services	5,390	—		1,762	—		—	—		—		7,152
Outsourced services	5,608	—		4,394	—		—	—		—		10,002
Allocation of marketing, underwriting and policy issuance costs from related party	1,872	—		—	—		—	—		—		1,872
Other operating expenses	13,821	—		3,514	—		8,838	(2,091	)(16)	—		24,082
Interest expense	9,204	2,885	(8)	5,380	(5,380	)(10)	65	(65	)(17)	(12,653	)(20)	3,711
					4,275	(11)
Depreciation and amortization	5,935	—		5,821	2,610	(12)	27	1,363	(12)	—		15,756
Amortization of loan discounts and loan costs	2,158	910	(8)	529	578	(11)	—	—		—		4,175
Increase in fair value of warrant redemption liability	1,823	—		—	—		—	—		—		1,823
Lawsuit settlement	—	—		—	—		70	(70	)(18)	—		—
Loss from investment in non-consolidated affiliates	—	—		—	—		73	(73	)(19)	—		—

Total Expenses	95,170	3,795		26,025	2,083		10,255	(1,298)		(12,653)		123,377

Net income (loss) before income tax expense	22,094	(3,795)		(1,917)	(2,083)		(561)	1,281		12,653		27,672
Income Tax Expense (Benefit)	11,635	(1,480	)(8)	(307)	(812	)(13)	—	288	(13)	5,061	(13)	14,385

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	10,459	(2,315)		(1,610)	(1,271)		(561)	993		7,592		13,287
Net income (loss) attributable to non-controlling interest in subsidiary	45	—		—	—		—	—		—		45

Net Income (Loss)	$10,414	$(2,315)		$(1,610)	$(1,271)		$(561)	$993		$7,592		$13,242

Earnings (Loss) Per Common Share
Basic	$0.66											$0.50
Diluted	0.66											0.49

Weighted Average Common Shares Outsanding
Basic	15,754											26,648	(21)
Diluted	15,754											27,267	(23)

Unaudited Pro Forma Condensed Combined Statement of Operations

Patriot National, Inc.

For the Six Months Ended June 30, 2015

In thousands, except per share amounts	Patriot National, Inc. Consolidated	Global HR Research, LLC	Adjustments Attributable to Global HR Acquisition		Adjustments Attributable to Financing Transactions		Pro Forma Patriot National, Inc. Combined
Revenues
Fee income	$45,301	$5,839	$(25	)(14)	$—		$51,115
Fee income from related party	45,079	—	—		—		45,079

Total fee income and fee income from related party	90,380	5,839	(25)		—		96,194
Net investment income	36	12	—		—		48
Net realized gains (losses) on investments	(91)	—	—		—		(91)

Total Revenues	90,325	5,851	(25)		—		96,151

Expenses
Salaries and related expenses	32,233	574	(248	)(15)	—		32,559
Commission expense	17,383	64	—		—		17,447
Management fees to related party for administrative support services	—	—	—		—		—
Outsourced services	5,254	—	—		—		5,254
Allocation of marketing, underwriting and policy issuance costs from related party	—	—	—		—		—
Other operating expenses	13,285	5,305	(1,347	)(16)	—		17,243
Acquisition costs	2,919	—	—		—		2,919
Interest expense	1,719	34	(34	)(17)	89	(20)	1,808
Depreciation and amortization	5,695	14	681	(12)	—		6,390
Amortization of loan discounts and loan costs	144	—	—		—		144
Stock compensation expense	6,205	—	—		—		6,205
Decrease in fair value of warrant redemption liability	(1,385)	—	—		—		(1,385)
Costs from debt payoff	13,681	—	—		(13,681	)(22)	—
Loss on disposal of equipment	—	1	—		—		1
Loss from investment in non-consolidated affiliates	—	26	(26	)(19)	—		—

Total Expenses	97,133	6,018	(974)		(13,592)		88,585

Net income (loss) before income tax expense	(6,808)	(167)	949		13,592		7,566
Income Tax Expense (Benefit)	(3,064)	—	313	(13)	5,437	(13)	2,686

Net Income (Loss) Including Non-Controlling Interest in Subsidiary	(3,744)	(167)	636		8,155		4,880
Net income attributable to non-controlling interest in subsidiary	52	—	—		—		52

Net Income (Loss)	$(3,796)	$(167)	$636		$8,155		$4,828

Earnings (Loss) Per Common Share
Basic	$(0.15)						$0.18
Diluted	(0.15)						0.17

Weighted Average Common Shares Outsanding
Basic	25,601						26,999	(21)
Diluted	25,601						27,618	(23)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

1.	Global HR Acquisition

The acquisition of the Global HR Research, LLC effective August 21, 2015 was accounted for by application of the acquisition method in accordance with FASB ASC 805, Business Combinations. Under the acquisition method assets acquired and liabilities assumed in connection with the acquisition are generally recorded at their fair values as of the effective date of the acquisition.

The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of June 30, 2015 using currently available information. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on our balance sheet and statement of operations may differ significantly from the pro forma amounts included herein. We expect to finalize our allocation of the purchase consideration as soon as practicable, but we are not required to finalize the purchase price allocation for one year from the consummation of the Global HR Acquisition.

The preliminary consideration to be transferred, fair value of assets acquired and liabilities assumed and resulting goodwill expected to be recorded are as follows:

	Preliminary Purchase Price Allocation In thousands	Fair Value	Estimated Remaining Useful Life
	Initial Cash Consideration	$24,000
[1]	Initial Stock Consideration	8,260
[2]	Deferred Consideration	9,828
[3]	Clawback Provision Payment	(165)

	Total Purchase Consideration	$41,923

	Fair Value of Assets Acquired
[4]	Total Goodwill	$29,330

	Identified Intangible Assets
[5]	Customer Relationships	6,500	8 Years
[5]	Global HR Trade Name	2,400	Indefinite
[5]	Non-Competition Agreements	1,650	3 Years
[6]	Internally Developed Software	1,389	n/a

	Total Identified Intangible Assets	11,939

[6]	Net Fixed Assets	154
[6]	Other Assets	198
[6]	Net Working Capital	302

	Total Invested Capital	$41,923

Notes to schedule

[1]	Calculated as 444,096 shares of the Company’s stock at the closing price on the valuation date of $18.60
[2]	Fair value of deferred consideration payable, at the Company’s sole discretion, in either 618,478 shares of its common stock or $10,477,017 in cash payable upon the completion of certain post-closing requirements.
[3]	Potential clawback of stock consideration related to performance targets established in the purchase agreement
[4]	Calculated based on a residual method
[5]	Estimated fair value
[6]	The book value was assumed to equal fair value as of the valuation date

2.	GUI Acquisition

In connection with the GUI Acquisition, on August 6, 2014, we borrowed additional amounts under the PennantPark Loan Agreement, pursuant to the Additional Tranche, the proceeds of which were used to fund the cash portion of the purchase price consideration of the GUI Acquisition, fund an original issue discount on the Additional Tranche of approximately $0.7 million and pay loan fees of approximately $0.3 million. We also issued additional warrants to the lenders in connecting with such borrowings. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness” contained in our Form 10-K. Financial results of operations for GUI are reported in our historical results due to the common control status of GUI at the time of acquisition.

3.	Patriot Care Management Acquisition

The acquisition of the PCM common stock was accounted for by application of the acquisition method in accordance with FASB ASC 805, Business Combinations. Under the acquisition method assets acquired and liabilities assumed in connection with the acquisition are generally recorded at their fair values as of the effective date of the acquisition.

In connection with the Patriot Care Management Acquisition, on August 6, 2014, we entered into the UBS Credit Agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Indebtedness” contained in our Form 10-K.

4.	Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments:

(1)	Reflects borrowings of $50.0 million of term loans (net of $1.3 million of loan fees) under the senior secured credit facility, net of cash payments for consideration in the acquisition of Global HR of $24.0 million, repayments of revolving loans and accrued interest thereon of $23.6 million, and funding of $0.4 million for bank overdrafts and accounts payable of Global HR at the acquisition date.

(2)	Reflects repayment of loans to members made by Global HR prior to consummation of the Global HR Acquisition.

(3)	Reflects loan fees and costs associated with the $50.0 million of additional term loans incurred for the Global HR Acquisition.

(4)	Reflects the estimated goodwill and intangible assets recognized for the accounting of the Global HR Acquisition under the acquisition method of accounting for ASC 805, Business Combinations. See the purchase price allocation for further detail.

(5)	Reflects our current estimated provision for the clawback contained in the Global HR membership interest purchase agreement for specified targets contained therein.

(6)	Reflects the repayment of Global HR indebtedness by its members prior to consummation of the Global HR Acquisition.

(7)	Reflects the fair value of stock consideration under the Global HR membership interest purchase agreement as of August 21, 2015, the closing date. A portion of the consideration with an estimated fair value of $9.8 million is deferred for the completion of post-closing requirements in the Global HR membership interest purchase agreement.

(8)	Reflects additional interest expense associated with borrowings under the additional tranche of the PennantPark Loan Agreement incurred to finance the GUI Acquisition, based on the effective interest rate in effect as of the date of the additional tranche borrowings, and the related amortization of loan cost and discount in respect of additional warrants issued in connection with such borrowings, as well as the federal income tax impact of the additional interest expense, calculated at the statutory federal income tax rate.

(9)	Reflects the reclassification, from “fee income” to “fee income from related party,” of the portion of PCM’s fee income received from Guarantee Insurance and other parties related to us.

(10)	Reflects elimination of interest expense associated with PCM’s outstanding indebtedness, which was repaid in connection with the Patriot Care Management Acquisition.

(11)	Reflects additional interest expense associated with borrowings under the credit agreement, dated as of August 6, 2014 (the “UBS Credit Agreement”), between, among others, us and certain of our subsidiaries, UBS Securities LLC, as lead arranger, bookmanager, documentation agent and syndication agent, and the lenders party thereto, incurred to finance the Patriot Care Management Acquisition, based on the effective interest rate in effect as of the date of the borrowings, and related amortization of loan cost.

(12)	Reflects amortization of intangible assets recorded in connection with the Patriot Care Management Acquisition and the Global HR Acquisition.

(13)	Reflects the federal income tax impact of pro forma revenue and expense adjustments related to the Patriot Care Management Acquisition and the Global HR Acquisition, calculated at the statutory federal income tax rate.

(14)	Reflects the elimination of non-recurring consulting income of Austin Shanfelter, one of our directors, recorded as revenue by Global HR, which were not acquired upon the consummation of the Global HR acquisition.

(15)	Reflects the elimination of guaranteed payments and wages made under Global HR to Austin Shanfelter which ceased upon the consummation of the Global HR Acquisition.

(16)	Reflects the elimination of payments to product placement companies which were dissolved effective with the consummation of the Global HR Acquisition, and other related, non-recurring expenses of Austin Shanfelter which were not acquired upon the consummation of the Global HR acquisition.

(17)	Reflects the elimination of interest expense for indebtedness held by Global HR which was repaid prior to the consummation of the Global HR Acquisition.

(18)	Reflects the elimination of a legal settlement with a vendor of Global HR for a dispute other than work performed, due to the termination of relationship prior to the consummation of the Global HR Acquisition.

(19)	Reflects the elimination of losses recognized to record the equity in earnings of VIP Commercial Coach, LLC, non-consolidated affiliate partially owned by Austin Shanfelter. Global HR’s partial ownership of this entity was transferred to Austin Shanfelter effective with the consummation of the Global HR Acquisition.

(20)	Reflects (a) elimination of interest expense associated with outstanding indebtedness under the amended and restated first lien term loan agreement, dated as of August 6, 2014 (the “PennantPark Loan Agreement”), between, among others, us and certain of our subsidiaries and PennantPark Investment Corporation and certain of its affiliates and the UBS Credit Agreement and additional interest expense and commitment fees associated with borrowings under the senior secured credit facility, based on the application of the proceeds from such borrowings, together with the net proceeds from the initial public offering and (b) additional borrowings under our senior secured credit facility used to consummate the Global HR Acquisition.

(21)	Reflects the pro forma effect of the issuance of 3,043,485 shares of the Company’s common stock in connection with the Patriot Care Management Acquisition on August 6, 2014, the initial public offering of 8,315,700 shares, restricted stock grants of 310,652 shares exercised, and stock consideration to the sellers of Global HR of 1,062,574 shares.

(22)	Reflects the elimination of costs from the payoff of UBS Credit Agreement and the PennantPark Loan Agreement upon execution of the senior secured credit facility, which closed concurrent with the initial public offering in January, 2015.

(23)	Reflects 618,478 shares of the Company’s common stock, which may be issued as deferred consideration for the Global HR Acquisition.